Administrative Offices 301 E 4th Street Cincinnati OH 45202-4201 513 369 5000 ph

Bond No. FS 2346418 07 00
Effective Date of Change 01/01/2016

BOND CHANGES

NAMED INSURED AND ADDRESS:	Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103

THIS RIDER CHANGES THE BOND. PLEASE READ IT CAREFULLY.	AGENT’S NAME AND ADDRESS: Aon Risk Services Northeast, Inc One Federal St 20th Floor Boston, MA 02110

Insurance is afforded by the Company named below, a Capital Stock Corporation: Great American Insurance Company

BOND PERIOD:	From 09/01/2015 To 09/01/2016
12:01 A.M. Standard Time at the address of the Named Insured

The effective date of Rider No. 1 is amended to 01/01/2016.

FORMS AND RIDERS hereby added: FI7012 05-12
FORMS AND RIDERS hereby amended: SRF9808 08-95
FORMS AND RIDERS hereby deleted:

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Administrative Offices 301 E 4th Street Cincinnati OH 45202-4201 513 369 5000 ph

RIDER NO. 1

To be attached to and form part of Investment Company Bond No. FS 2346418 07 00

In favor of Virtus Investment Partners, Inc.

Joint Insured List

It is agreed that:

1.	At the request of the Insured, the Underwriter adds to the list of Insured under the attached bond the following:

Virtus Equity Trust

Virtus Balanced Fund

Virtus Contrarian Value Fund (fka Virtus Mid-Cap Value Fund)

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund

Virtus Low Duration Income Fund

Virtus Tax-Exempt Bond Fund

Virtus Opportunities Trust

Virtus Alternatives Diversifier Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater European Opportunities Fund

Virtus Herzeld Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Fund

Virtus International Small-Cap Fund

Virtus International Wealth Masters Fund (launched 11/17/2014)

Virtus Low Volatility Equity Fund

Virtus Multi-Asset Trend Fund (fka Virtus Allocator Premium Alphasector Fund)

Virtus Multi-Sector Intermediate Bond Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Real Estate Securities Fund

Virtus Sector Trend Fund (fka Virtus AlphaSector Rotation Fund)

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Virtus Senior Floating Rate Fund

Virtus Wealth Masters Fund

Virtus Variable Trust

Virtus Capital Growth Series

Virtus Growth & Income Series

Virtus Equity Trend Series (fka Virtus Premium AlphaSector Fund)

Virtus International Series

Virtus Multi-Sector Fixed Income Series

Virtus Real Estate Securities Series

Virtus Small-Cap Growth Series

Virtus Small-Cap Value Series

Virtus Strategic Allocation Series

Closed End Funds.

DNP Select Income Fund, Inc.

DTF Tax-Free Income Fund

Duff & Phelps Corporate and Utility Bond

Duff & Phelps Global Utility Income Fund, Inc.

Duff & Phelps Select Energy MLP Fund, Inc. (launched 6/25/14)

The Zweig Advisers LLC Fund, Inc,

The Zweig Advisers LLC Total Return Fund, Inc.

Virtus Global Multi-Sector Income Fund

Virtus Total Return Fund

Virtus Alternative Solutions Trust

Virtus Alternative Income Solution Fund

Virtus Alternative Inflation Solution Fund

Virtus Alternative Total Solution Fund

Virtus Credit Opportunities Fund

Virtus Multi-Strategy Target Return Fund

Virtus Strategic Income Fund

ETFis Series Trust I

InfraCap MLP ETF

BioShares Biotechnology Clinical Trials ETF

BioShares Biotechnology Products ETF

Tuttle Tactical Management U.S. Core ETF

Tuttle Tactical Management Multi-Strategy Income ETF

Newfleet Multi-Sector Unconstrained Bond ETF

Reaves Utilities ETF

InfraCap REIT Preferred ETF

Eccles Street Event Driven Credit ETF

AltShares Long/Short High Yield Fund

Short Squeez ETF

Tuttle Tactical Management Global Multi-Asset ETF

AltShares Long/Short US Equity Fund

Virtus ETF Trust II

Virtus Newfleet High Yield Income ETF

Cumberland Municipal Bond ETF

Virtus Newfleet Emerging Markets Debt ETF

Virtus Retirement Trust

Virtus DFA 2015 Target Date Retirement Income Fund

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Virtus DFA 2020 Target Date Retirement Income Fund

Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund

Virtus DFA 2035 Target Date Retirement Income Fund

Virtus DFA 2040 Target Date Retirement Income Fund

Virtus DFA 2045 Target Date Retirement Income Fund

Virtus DFA 2050 Target Date Retirement Income Fund

Virtus DFA 2055 Target Date Retirement Income Fund

Virtus DFA 2060 Target Date Retirement Income Fund

2.	This rider shall become effective as of 12:01 a.m. on 01/01/2016 standard time.

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